UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

LRR Energy, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35344	90-0708431
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (713) 292-9510

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission by LRR Energy, L.P. (the “Partnership”) on January 27, 2014 (the “Initial Form 8-K”) in connection with a director resignation and new director appointment.

The Initial Form 8-K is being amended by this Form 8-K/A to provide information with respect to the committee designations of the new director as well as the amount of restricted common units that are being granted to the new director in connection with his appointment as described below.

No other amendments to the Initial Form 8-K are being made by this Form 8-K/A.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2014, the board of directors (the “Board”) of LRE GP, LLC, the general partner of the Partnership (the “General Partner”), appointed Jonathan Carroll as a member of the audit committee and the conflicts committee of the Board effective January 31, 2014. Additionally, on January 30, 2014, the Board approved the grant on January 31, 2014 of 3,012 restricted common units to Mr. Carroll under the General Partner’s Long-Term Incentive Plan. These restricted common units vest in equal one-third increments over a three-year period beginning on the first anniversary of the date of grant, so that the restricted common units granted will be 100% vested on January 31, 2017 and provided that he has continuously provided services to the Partnership, the General Partner or any of their respective affiliates, without interruption, from the date of grant through each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRR ENERGY, L.P.

	By:	LRE GP, LLC,
its general partner

Date: February 3, 2014	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Vice President, Chief Financial Officer
and Secretary